UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2023

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On January 5, 2023, the Board of Directors (the “Board”) of Novavax, Inc. (the “Company”) approved the appointment of John C. Jacobs, age 56, as President and Chief Executive Officer and a member of the Board, effective as of January 23, 2023. Mr. Jacobs will succeed Stanley C. Erck, who provided the Board with notice on January 5, 2023 of his decision to retire as President and Chief Executive Officer and as a member of the Board, in each case effective as of January 23, 2023. Mr. Jacobs will serve as a Class I director and his term will expire at the Company’s 2023 annual meeting of stockholders. Mr. Erck will continue to provide consulting services to the Company following his retirement, as further described below.

Mr. Jacobs served as the President and Chief Executive Officer and a member of the board of directors at Harmony Biosciences Holdings, Inc. (“Harmony”), a public pharmaceutical company, since June 2018, and was Executive Vice President and Chief Commercial Officer of Harmony from October 2017 to June 2018. Prior to joining Harmony, Mr. Jacobs served as the Senior Vice President and General Manager of the Respiratory Business Unit of Teva Pharmaceuticals Industries Ltd. (“Teva”), a public pharmaceutical company, from September 2017 to October 2017. He also served as Senior Vice President of Commercial Operations and Innovation of Teva, from September 2016 to September 2017, and as Vice President and General Manager of Teva’s Branded Business in Canada from July 2014 to September 2016. Mr. Jacobs has held positions of increasing scope and responsibility at major pharmaceutical companies including Cephalon Inc., a former public biopharmaceutical and biotechnology company, Wyeth, LLC, a public pharmaceutical company, and Pfizer Inc., a public pharmaceutical and biotechnology company. He has over 25 years of commercial, operations, business and leadership experience across multiple therapeutic areas including central nervous system, sleep disorders, pain care and respiratory, as well as rare disease and other specialty markets. Mr. Jacobs received a B.S. in business from the State University of New York College at Plattsburgh and an M.B.A. from the State University of New York at Binghamton.

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Jacobs entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Jacobs is entitled to an annual base salary of $700,000 and is eligible to receive an annual performance and incentive bonus, with a target bonus of 75% of his base salary and with the actual amount of such bonus based upon achievement of certain specified goals. The Company has also agreed to provide a make-whole payment to Mr. Jacobs up to a specified amount in the event that he fails to be paid certain amounts from his prior employer, which, if paid, would be subject to repayment upon a termination of Mr. Jacobs’ employment for cause or a voluntary termination of his employment without good reason (as such terms are defined in the Employment Agreement) within the one-year period following his commencement of employment with the Company. During Mr. Jacobs’ employment, the Company will pay or reimburse Mr. Jacobs for housing and commuting expenses in an amount not to exceed $100,000 per year in the aggregate. The Company will also reimburse Mr. Jacobs for certain professional and legal fees incurred in the negotiation of the Employment Agreement up to a specified amount.

In connection with his appointment, Mr. Jacobs will be granted an option (the “Inducement Option”) to purchase the number of shares of Common Stock determined by dividing $3,000,000 by the per-share Black-Scholes valuation of a share of the Company's common stock, par value $0.01 per share (“Common Stock”), as of the grant date (rounded to the nearest 10), such option to vest as to one-quarter of the underlying shares on the first anniversary of the grant date, and as to the remaining shares in equal monthly installments for 36 months thereafter, in each case generally subject to Mr. Jacobs’ continued employment with the Company through the applicable vesting date. In connection with his appointment, Mr. Jacobs will also be granted a restricted stock unit award (the “Inducement Restricted Stock Units” and, together with the Inducement Option, the “Initial Grant”) with the number of restricted stock units determined by dividing $3,000,000 by the trailing 30-day average of the closing price per share of Common Stock as of the grant date (rounded to the nearest 10), such restricted stock units to vest as to one-third of the shares underlying the grant on each of the first three anniversaries of the grant date, in each case generally subject to Mr. Jacobs’ continued employment with the Company through the applicable vesting date. The Initial Grant will be granted under, and subject to the terms and conditions of, the 2023 Inducement Plan (as defined below).

Under the terms of the Employment Agreement, if Mr. Jacobs’ employment is terminated by the Company without cause or if Mr. Jacobs terminates his employment with the Company for good reason (as such terms are defined in the Employment Agreement), subject to his execution of a release of claims in favor of the Company, he will be entitled to (i) full accelerated vesting of the Initial Grant, with any then-outstanding Inducement Options remaining exercisable for 90 days following his termination of employment (or, if earlier, until the expiration of the original term of such options) and (ii) a lump sum payment equal to (A) 18 months’ of his then-effective salary plus (B) the cost of 18 months’ of his full COBRA premiums. Mr. Jacobs will also be eligible to receive severance payments and benefits under the Company’s Amended and Restated Change in Control Severance Benefit Plan (the “Change in Control Severance Benefit Plan”) upon a Qualifying Termination (as defined in the Change in Control Severance Benefit Plan and without duplication with respect to any severance benefits he is entitled to under the Employment Agreement).

Pursuant to the Employment Agreement, Mr. Jacobs has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant and has agreed not to compete with the Company or solicit certain of the Company’s service providers, customers, and suppliers during Mr. Jacobs’ employment and for a period of 18 months following termination of his employment.

Mr. Jacobs and the Company will enter into an indemnification agreement in substantially similar form as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010.

There is no arrangement or understanding between Mr. Jacobs and any other person pursuant to which Mr. Jacobs was appointed as an officer or director of the Company. There are no family relationships between Mr. Jacobs and any director or officer of the Company. Mr. Jacobs has no material direct or indirect interest in a related party transaction that requires disclosure.

In connection with his retirement from employment as President and Chief Executive Officer, the Company and Mr. Erck entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Erck will provide consulting services to the Company following his retirement until April 30, 2024 (subject to earlier termination, the “consulting period”). The Consulting Agreement provides that Mr. Erck will receive a consulting fee (the “Consulting Fee”) of $50,000 per month in respect of his consulting services for the first six months of the consulting period and $25,000 per month in respect of his consulting services for the remaining nine months of the consulting period. Mr. Erck will continue to be eligible to receive a 2022 annual bonus at the same time that bonuses are paid to the Company’s executive officers. The equity awards previously granted to Mr. Erck will continue to be eligible to vest based on his continued service during the consulting period in accordance with their existing terms, and any stock options and stock appreciation rights that remain outstanding and unexercised as of the last day of the consulting period will remain exercisable until the earlier of (i) the end of the one-year period following the last day of the consulting period and (ii) the stated expiration date of such awards (collectively, the “Equity Treatment”). In the event of a change in control (as defined in the Change in Control Severance Benefit Plan) during the consulting period, Mr. Erck will be entitled to accelerated vesting of 100% of his outstanding equity awards. The Company will also reimburse Mr. Erck for certain attorneys’ fees incurred in the negotiation of the Consulting Agreement.

Under the terms of the Consulting Agreement, if Mr. Erck’s service is terminated by the Company without cause or if Mr. Erck terminates his service with the Company for good reason (as such terms are defined in the Consulting Agreement) prior to the end of the consulting period, the Company will pay Mr. Erck the Consulting Fee through April 30, 2024 and his outstanding awards will remain eligible for the Equity Treatment.

The post-termination period applicable to Mr. Erck’s current non-competition and non-solicitation covenants will commence upon his retirement with the Company.

The foregoing descriptions of the material terms of the Employment Agreement for Mr. Jacobs and the Consulting Agreement for Mr. Erck do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Consulting Agreement, copies of which will be filed with the SEC as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Adoption of Inducement Plan

On January 5, 2023, the Board approved the Novavax, Inc. 2023 Inducement Plan (the “2023 Inducement Plan”), the form of Non-Statutory Stock Option Agreement under the 2023 Inducement Plan (the “Form Inducement Option Agreement”) and the form of Restricted Stock Unit Award Agreement under the 2023 Inducement Plan (the “Form Inducement RSU Agreement”). Pursuant to the terms of the 2023 Inducement Plan, the Company may grant non-statutory stock options, stock appreciation rights, restricted stock units, restricted stock and other stock-based awards with respect to up to a total of 1,000,000 shares of Common Stock of the Company as an inducement to individuals being hired, or rehired following a bona fide period of interruption of employment, as an employee of the Company or any of its subsidiaries, including in connection with a merger or acquisition. In accordance with Nasdaq Listing Rule 5635(c)(4), the Company did not seek stockholder approval of the 2023 Inducement Plan. The Form Inducement Option Agreement and the Form Inducement RSU Agreement will be used to evidence awards of stock options or restricted stock units, as applicable, that are granted under the 2023 Inducement Plan.

The foregoing is a brief description of the material terms of the 2023 Inducement Plan, the Form Inducement Option Agreement and the Form Inducement RSU Agreement, and is qualified in its entirety by reference to the full text of the 2023 Inducement Plan, the Form Inducement Option Agreement, and the Form Inducement RSU Agreement filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On January 9, 2023, the Company issued a press release regarding the Chief Executive Officer succession. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Novavax, Inc. 2023 Inducement Plan.

10.2	Form of Non-Statutory Stock Option Agreement under the Novavax, Inc. 2023 Inducement Plan.

10.3	Form of Restricted Stock Unit Award Agreement under the Novavax, Inc. 2023 Inducement Plan.

10.4	Form of Indemnification Agreement entered into between the Company and its directors and officers (Incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 000-26770), filed on March 16, 2010).

99.1	Press release of the Company, dated January 9, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: January 9, 2023	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary